UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2026

FORIAN INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-40146	85-3467693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Suite 400, Newtown, PA	18940
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 225-6263

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FORA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 2, 2026, Forian Inc., a Maryland corporation (the “Company” or “Forian”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, 2025 Acquisition Company, LLC, a Delaware limited liability company (“Parent”), and Bravo Merger Sub, Inc., a Maryland corporation and wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will (and Parent will cause Purchaser to) commence a tender offer (the “Tender Offer”) no later than ten (10) business days after the date of the Merger Agreement, to acquire all of the outstanding shares (the “Shares”) of common stock of the Company, par value $0.001 per share (“Company Common Stock”), at an offer price of $2.17 per Share in cash (the “Tender Offer Consideration”), without interest and subject to any applicable withholding taxes. The Tender Offer will initially remain open for 20 business days following the commencement of the Tender Offer (the “Initial Expiration Date”). Purchaser may extend the Tender Offer: (i) if on the then-scheduled expiration date, any of the offer conditions (other than the Minimum Condition (as defined below)) have not been satisfied and have not been waived, or the Minimum Condition has not been satisfied and an acquisition proposal has been received by or publicly announced with respect to the Company and not withdrawn, for one or more occasions in consecutive increments of up to ten (10) business days each (or such longer period as may be agreed by the Company and Parent) in order to permit the satisfaction of such offer conditions; (ii) for the minimum period required by applicable law, interpretation or position of the SEC, the staff thereof or the Nasdaq Stock Market LLC applicable to the Tender Offer; and (iii) at the request of the Company, if any offer condition (other than the Minimum Condition) has not been satisfied and has not been waived and the Minimum Condition has not been satisfied, for one or more occasions in consecutive increments of up to ten (10) business days each (or such longer period as may be agreed by the Company and Parent). In addition, if each offer condition other than the Minimum Condition has been satisfied or waived, Purchaser shall extend the Tender Offer on up to two consecutive occasions, for up to ten (10) business days per extension (or such longer period as may be agreed by the Company and Parent), to permit the Minimum Condition to be satisfied; provided, however, that in no event shall Purchaser be required to extend the Tender Offer beyond the earlier of (x) the valid termination of the Merger Agreement and (y) the End Date (as defined below).

The obligation of Purchaser to accept for payment and acquire any Shares validly tendered and not validly withdrawn pursuant to the Tender Offer (the time of such acceptance for payment, the “Acceptance Time”) is subject to the satisfaction or waiver of certain closing conditions as set forth in the Merger Agreement, including there being validly tendered and not validly withdrawn (excluding any Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” (as such term is defined in Section 3-106.1(a)(5) of the Maryland General Corporation Law (the “MGCL”)) a number of Shares that, considered together with all other Shares (if any) then beneficially owned by Parent or any of its wholly owned subsidiaries (including Purchaser), would represent at least one more Share than 50% of the total number of Shares outstanding at the time of the expiration of the Tender Offer (the “Minimum Condition”). In addition, the Merger Agreement contains a closing condition that caps the transaction expenses incurred by the Company. Parent and Purchaser’s obligations to consummate the transactions contemplated by the Merger Agreement are not subject to any financing condition.

Following the completion of the Tender Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will merge with and into the Company (the “Merger”) pursuant to Section 3-106.1(c) of the MGCL, with the Company continuing as the surviving corporation in the Merger. At the effective time of the Merger (the “Effective Time”), each Share (other than (i) Shares held by Parent, Purchaser or any other direct or indirect wholly owned subsidiary of Parent, (ii) Shares held by any direct or indirect wholly-owned subsidiary of the Company and (iii) any Dissenting Shares (as defined in the Merger Agreement)) will be converted into the right to receive the Tender Offer Consideration, without interest and subject to any applicable withholding taxes. The Merger Agreement also specifies the treatment of the Company’s outstanding equity awards in connection with the Merger.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, except as permitted by certain exceptions, the Company has agreed to operate its business in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Company has also agreed to customary “no-shop” restrictions on its ability to solicit acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding acquisition proposals.

Notwithstanding these restrictions, the Company may under certain circumstances provide information with respect to the Company to and participate in discussions or negotiations with third parties with respect to an unsolicited bona fide written acquisition proposal if the special committee of the board of directors of the Company (the “Company Board”) (such special committee, the “Special Committee”) has determined in good faith, (A) after consultation with its financial advisors and outside legal counsel, that such acquisition proposal constitutes or would reasonably be expected to lead to a Superior Offer (as defined in the Merger Agreement) and (B) after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the standard of conduct applicable to directors under applicable law. The Merger Agreement also requires that the Company Board recommend that the stockholders of the Company accept the Tender Offer and tender their Shares to Purchaser pursuant to the Tender Offer and subject to the terms of the Merger Agreement (the “Company Board Recommendation”) and that the Company Board not, among other things, (i) (A) withdraw or withhold (or modify or qualify in a manner adverse to Parent or Purchaser), or publicly propose to withdraw or withhold (or modify or qualify in a manner adverse to Parent or Purchaser), the Company Board Recommendation; (B) fail to include the Company Board Recommendation in the Company’s Schedule 14D-9 to be filed with the SEC; or (C) adopt, approve, recommend or declare advisable, or resolve, agree or publicly propose to adopt, approve, recommend or declare advisable, any acquisition proposal (each such foregoing action or failure to act, an “Adverse Recommendation Change”), or (ii) cause or permit the Company or any of its subsidiaries to enter into any contract with respect to, or that would reasonably be expected to lead to, any acquisition proposal. Notwithstanding these restrictions, the Company Board (acting upon the recommendation of the Special Committee) is permitted, prior to the Acceptance Time and subject to the terms and conditions set forth in the Merger Agreement, to (i) effect an Adverse Recommendation Change if a Change in Circumstance (as defined in the Merger Agreement) has occurred and if the Special Committee determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the standard of conduct applicable to directors under applicable law or (ii) effect an Adverse Recommendation Change or terminate the Merger Agreement in response to the receipt of an unsolicited bona fide acquisition proposal that did not result from a material breach of the Company’s “no-shop” restrictions under the Merger Agreement if the Special Committee determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the standard of conduct applicable to directors under applicable law and, after consultation with its financial advisors and outside legal counsel, that the acquisition proposal constitutes a Superior Offer, subject in each case to certain matching rights in favor of Parent.

The Merger Agreement includes a remedy of specific performance for the parties thereto. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including (i) by either the Company or Parent if the Acceptance Time has not occurred on or prior to the date that is six (6) months following the date of the Merger Agreement (the “End Date”), (ii) termination by the Company if the Company Board (acting upon the recommendation of the Special Committee) authorizes the Company prior to the Acceptance Time to enter into a definitive agreement providing for a Superior Offer, or (iii) termination by Parent following a Company Adverse Change Recommendation, the Company will be required to pay to Parent a termination fee in an amount in cash equal to $1,500,000 (the “Company Termination Fee”) and reimburse Parent for all documented out-of-pocket expenses in an amount not to exceed $1,250,000 (the “Parent Expense Reimbursement”). In certain other termination scenarios, the Company will be required to pay the Parent Expense Reimbursement (without the Company Termination Fee).

The Company Board, acting upon the unanimous recommendation of the Special Committee, has unanimously (i) determined and declared that the transactions contemplated by the Merger Agreement, including the Tender Offer and the Merger, are advisable and fair to, and in the best interest of, the Company and its stockholders, (ii) determined that the Merger will be effected under Section 3-106.1(c) and other relevant provisions of the MGCL, (iii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Tender Offer and the Merger, and (iv) resolved to make the Company Board Recommendation.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference.

The Merger Agreement has been filed to provide information to investors regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Company, Parent or Purchaser, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Tender Offer, the Merger or the other transactions contemplated therein. The Merger Agreement and this summary should not be relied upon as disclosure about the Company, Parent or Purchaser. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are qualified in important part by confidential disclosure schedules delivered by the Company to Parent and Purchaser in connection with the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or investors or may have been used for the purpose of allocating risk between the parties to the Merger Agreement instead of establishing these matters as facts. Accordingly, investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01	Other Events.

On April 3, 2026, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Additional Information About the Transaction and Where to Find It

The tender offer described in this communication has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company. The solicitation and the offer to purchase shares of the Company’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Parent and Purchaser intend to file with the SEC. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 and a Schedule 13E-3 transaction statement, in each case with respect to the tender offer.

Once filed, investors will be able to obtain a free copy of these materials and other documents filed by Parent, Purchaser and the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors” section of the Company’s website at www.forian.com/investors.

INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE OFFER TO PURCHASE AND THE SOLICITATION/RECOMMENDATION STATEMENT AND THE SCHEDULE 13E-3 TRANSACTION STATEMENT OF THE COMPANY, AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “will,” “would,” “target,” and similar expressions. Forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control and are not guarantees of future results, including statements about the potential transaction with the Consortium, future financial and operating results, and company strategy. These forward-looking statements reflect management’s good faith judgment based on facts and factors currently known to management. We caution investors not to place undue reliance on any such forward-looking statements.

These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: (i) the satisfaction or waiver of closing conditions to the potential transaction with the Consortium in the anticipated timeframe or at all; (ii) uncertainty as to how many of the Company’s stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; (iii) the risk that the potential transaction disrupts current plans and operations or diverts management’s attention from ongoing business operations and makes it more difficult to maintain business and operational relationships; (iv) the risk that the anticipated benefits and synergies of the potential transaction, including expected synergies, will not be realized or will take longer to realize than expected; (v) the magnitude of transaction costs associated with the potential transaction; and (vi) those additional risks and uncertainties set forth more fully under the caption “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K filed with the SEC, and elsewhere in the Company’s filings and reports with the SEC. Forward-looking statements necessarily involve assumptions that, if they never materialize or prove correct, could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements contained in this release are made as of the date hereof, and we undertake no duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of April 2, 2026, by and among Forian Inc., 2025 Acquisition Company, LLC and Bravo Purchaser, Inc.

99.1	Press Release of Forian Inc., dated April 3, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORIAN INC.

Dated: April 3, 2026	By:	/s/ Caroline McGrail
	Name:	Caroline McGrail
	Title:	General Counsel and Secretary